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                                                                   Exhibit 10(l)

                             LANIER WORLDWIDE, INC.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT SAVINGS PLAN

                     ARTICLE I - PURPOSE AND EFFECTIVE DATE

The Lanier Worldwide, Inc. Supplemental Executive Retirement Savings Plan (the "Plan"), effective as of July 1, 1997, is intended to provide deferred compensation to a "select group of management or highly compensated employees" (as defined in section 201(2) of ERISA) who are eligible to participate in the Plan pursuant to Section 3.1.

                            ARTICLE II - DEFINITIONS

Each capitalized term used herein shall have the meaning set forth in the Lanier Worldwide, Inc. Savings Incentive Plan (the "SIP"), except as otherwise set forth below.

2.1. ACCOUNT - means an account established on the books of the Corporation on behalf of a Participant pursuant to Section 5.1.

2.2. CODE - means the Internal Revenue Code of 1986, as amended from time to time.

2.3. COMMITTEE - means the Pension and Retirement Committee of the Board.

2.4. COMPENSATION - means "Compensation" as defined in the SIP, except that the $150,000 (as adjusted) limitation described therein shall not apply.

2.5. CORPORATION - means Lanier Worldwide, Inc., a Delaware corporation, or any successor corporation or entity.

2.6. ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.7. PARTICIPANT - means an individual who satisfies the requirements of Section
3.1 and files an election form with the Committee as described in Section 3.2.

2.8. PLAN - means this Lanier Worldwide, Inc. Supplemental Executive Retirement Savings Plan, as amended from time to time.

2.9. SIP - means the Lanier Worldwide, Inc. Savings Incentive Plan, as amended from time to time.
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                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. (a) IN GENERAL. Participants in the Plan shall consist of such key management employees of the Corporation (i) who have been selected, or who have been recommended by the Chief Executive Officer to be selected, to participate in one of the Corporation's long-term incentive plans for the plan year and (ii) who satisfy the conditions set forth in ss. 3.1(b).

          (b) ELIGIBILITY CONDITIONS. A key management employee satisfies the conditions of this ss. 3.1(b) if as of June 1 of the immediately preceding Plan Year (i) such employee's aggregate annual base salary and target annual bonus for the Plan Year are projected to be equal to or exceed $125,000 (as adjusted for cost-of-living in a manner to be determined by the Committee in its sole discretion), and (ii) such employee is an active participant in the SIP.

3.2. PARTICIPATION. An eligible employee shall become a Participant by completing and filing with the Committee an election form in the time and manner prescribed by the Committee. An election form filed with the Committee shall remain in effect until the earliest of (i) the effective date of a subsequent election form filed by the Participant, (ii) the first day of the Plan Year in which the employee is not selected by the Committee to be a Participant in the Plan, and (iii) the Participant's termination of employment with the Corporation and its Affiliates.

                           ARTICLE IV - CONTRIBUTIONS

4.1. ELECTIVE CONTRIBUTIONS. A Participant's Account shall be credited in an amount equal to the amount of Before-Tax Contributions and Matching Contributions that would be allocated for a Plan Year to a Participant's account under the SIP, but are not so allocated because of the limitations of section 401(a)(17), 401(k)(3), 401(m)(2)(A), 402(g) or 415 of the Code. Amounts shall be credited to a Participant's Account as of the date such contributions would have been allocated to the Participant's Before-Tax Account and Matching Account under the SIP had such limitations of the Code not applied.

4.2. SPECIAL AWARD AMOUNTS. The Corporation, in its sole discretion, may grant a special award to any Participant by crediting his Account with the amount of such special award.

4.3. TRANSFERRED ACCOUNTS. The Committee, in its sole discretion, may provide that a Participant's Account shall be credited with amounts credited to him under a nonqualified deferred compensation plan maintained by his prior employer.

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                      ARTICLE V - ACCOUNTS AND INVESTMENTS

5.1. ESTABLISHMENT OF ACCOUNTS. An Account shall be established on the books of the Corporation in the name of and on behalf of each Participant. A Participant's Account shall be credited with (i) amounts described in Section 4.1, (ii) any special award granted to the Participant pursuant to Section 4.2, and (iii) the amount permitted to be credited to the Participant's Account by the Committee pursuant to Section 4.3.

5.2. ACCOUNT INVESTMENTS. (a) INVESTMENT FUNDS. Amounts credited to a Participant's Account under the Plan for a Plan Year shall be deemed to be invested in the same investment funds, and in the same proportion, as designated by the Participant for the investment of his SIP account. If a Participant does not have a currently effective investment election under the SIP, his Account shall be invested in the Summit Cash Reserves Fund, or such other investment fund available under the SIP which is designated by the Committee hereunder. A Participant's Account shall be credited with gains and losses of the SIP investment funds in which such Account is deemed to be invested.

          (b) TIMING. Deemed investment gains and losses shall be allocated to Participants' Accounts at the same time gains and losses are allocated to participants' accounts under the SIP.

          (c) NO ACTUAL INVESTMENT REQUIRED. The Corporation shall not be required to invest assets in the investment funds selected by Participants, although the Corporation may decide to do so.

                     ARTICLE VI - VESTING AND DISTRIBUTIONS

6.1. VESTING. Amounts credited to a Participant's Account pursuant to Section
4.1 (as adjusted for gains and losses pursuant to Section 5.2) which relate to Matching Contributions under the SIP shall become vested at the same time and to the same extent as Matching Contributions become vested under the SIP. A Participant shall be 100% vested in all other amounts credited to his Account.

6.2. TIME OF PAYMENT. A Participant shall begin to receive payments of his vested Account balance as of the date selected by the Committee which occurs as soon as administratively practicable after the beginning of the year following the year in which such Participant terminates employment with the Corporation and its Affiliates, unless the Participant elects to defer the receipt of such payments to a later date by filing an election form with the Committee, in the time and manner designated by the Committee, during the year in which the Participant terminates such employment. In no event, however, may a Participant who terminates employment with the Corporation and its Affiliates prior to his attainment of age 55


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defer the commencement of payments of his vested Account balance to a date later than the last day of the month following the month in which the Participant attains age 55.

6.3. FORM OF PAYMENT. (a) ELECTION. A Participant may elect the form of payment of his Account by filing an election form with the Committee in the time and the manner prescribed by the Committee. A Participant may change a prior election regarding the form of payment at any time in the Plan Year prior to the Plan Year in which payment of his vested Account balance would commence pursuant to his original election.

          (b) AVAILABLE FORMS. A Participant may elect to receive payment of his vested Account balance in any one of the following forms:

                  (1)  a lump sum;

                  (2)  annual installments over a five-year period; or

                  (3)  annual installments over a ten-year period.

A Participant who has not filed an election shall receive the payment of his Account in annual installments over ten years.

          (c) DE MINIMIS LUMP SUM PAYMENTS. Notwithstanding any provision of the Plan to the contrary, if a Participant's vested interest in his Account is less than an amount eligible to be paid in installments, as determined by the Committee in its sole discretion, then the Participant's vested interest in his Account shall be paid in a lump sum.

6.4. DEATH. If a Participant shall die before the vested balance of his Account is distributed, then the vested balance shall be paid in a lump sum to the beneficiary or the beneficiaries designated by the Participant on the form and manner prescribed by the Committee. A Participant may revoke or change his beneficiary designation at any time by filing a new beneficiary designation form with the Committee. If a Participant does not designate a beneficiary under the Plan or if no designated beneficiary survives the Participant, then the vested balance of his Account shall be distributed to the Beneficiary or Beneficiaries entitled to his account under the SIP.

6.5. PAYMENT ON INCAPACITY. In the event the Committee determines that any individual to whom a distribution is to be made is unable to care for his affairs by reason of illness or other disability, the distribution shall be made to the person who the Committee, in its sole discretion, determines to be responsible for the incapacitated individual (unless prior claim thereto has been made by a duly qualified guardian or other legal representative). Any such payment made under this Section 6.5 shall constitute a complete discharge of the Corporation's obligation to make any payment under the Plan.

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6.6. OVERPAYMENTS OF INSTALLMENTS. In the event that a payment is made with respect to a Participant's Account which exceeds the amount to which the Participant is entitled, future payments shall be reduced in any manner which the Committee, in its sole discretion, deems equitable.

6.7. WITHHOLDING FOR TAXES. For each calendar year in which a Participant's Compensation is reduced pursuant to this Plan, the Corporation shall withhold from the Participant's payments of compensation for such year any taxes imposed upon the Participant pursuant to section 3121(v) of the Code in respect to the amount by which the Participant's compensation is reduced. The Corporation shall have the right to deduct any federal, state or local income, employment or other taxes required by law to be withheld with respect to any payments to be made under this Plan, and to withhold such amounts from any payment otherwise due the Participant (or beneficiary).

                          ARTICLE VII -- ADMINISTRATION

7.1. GENERAL. The Plan shall be administered by the Committee, except to the extent that any of the Committee's powers, rights or responsibilities have been delegated pursuant to Section 7.2. The Committee shall have the complete authority to interpret and construe the terms of the Plan, including, but not limited to, the status and rights of Participants, beneficiaries and other persons under the Plan, and the manner, time and amount of payment of any distributions under the Plan. The Committee also shall have the complete authority to adopt rules for carrying out the purposes of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Any decision made by the Committee, and any interpretation or construction of any provision of the Plan by the Committee, shall be final and conclusive, and shall be binding on Participants, beneficiaries and all other concerned parties. A Participant who has been delegated the authority to make decisions with respect to the Plan may not participate in any decision that may affect his rights or obligations under this Plan, unless the decision affects all Participants.

7.2. DELEGATION OF AUTHORITY. Either the Board or the Committee may delegate any of the Committee's responsibilities, powers or duties under the Plan to any person or committee.

7.3. AGENTS. The Committee (or its delegate) may employ attorneys, advisors and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

7.4. LIABILITY OF DELEGATE. No person to whom any responsibility, power or duty under the Plan has been delegated shall be liable for any action or failure to act under this Plan, except where such action or failure to act was due to gross negligence or fraud.

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                        ARTICLE VIII - GENERAL PROVISIONS

8.1. AMENDMENT AND TERMINATION. The Corporation may amend or terminate the Plan at any time, in whole or in part, by written action of its Board of Directors. In the event the Plan is terminated, all vested amounts credited to Accounts on the effective date of the Plan termination shall be paid at such time and in such manner as the Corporation shall determine, but no later than when the payments would have been made had the Plan not been terminated.

8.2. ANTI-ALIENATION. No right or interest of any Participant or beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incapacity. Any other purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under the Plan shall not be permitted or recognized and shall be void.

8.3. UNFUNDED STATUS. The Corporation may, but is not required to, establish a trust to fund the amounts credited to Accounts under this Plan, provided that the assets in such trust are subject to the claims of the Corporation's general creditors in the event of insolvency. Any payments under the Plan shall be made out of the general assets of the Corporation, and Participants (and beneficiaries) shall have no interest in any fund or specific asset of the Corporation. The rights of each Participant (and beneficiary) to any payments under the Plan shall be solely those of any unsecured creditor of the Corporation.

8.4. SEVERABILITY. If any provision of the Plan is found invalid or illegal by any court having proper jurisdiction, the invalidity or illegality shall not affect the other provisions of the Plan, and the Plan shall be construed and enforced to reflect the Corporation's original intent in adopting the Plan, consistent with applicable law.

8.5. NOT A CONTRACT OF EMPLOYMENT. The Plan shall not constitute a contract of continuing employment or in any manner obligate the Corporation to continue the employment of any employee.

8.6. SUCCESSORS AND ASSIGNS. The provisions of the Plan shall bind and inure the Corporation and its successors and assigns, as well as each Participant and beneficiary.

8.7. CONSTRUCTION. Terms expressed in the masculine gender shall be deemed to include the feminine gender, the singular shall include the plural and the plural shall include the singular, unless the context clearly indicates otherwise. Headings used herein are for convenience of reference only, and are not to be construed to alter the terms of the Plan.

8.8. GOVERNING LAW. To the extent not governed by ERISA, this Plan shall be construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

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          IN WITNESS WHEREOF, Lanier Worldwide, Inc. does hereby adopt this
Plan, effective July 1, 1997.



Date: May 16, 1997                   By: /s/ Wesley E. Cantrell
                                         ---------------------------
                                         Wesley E. Cantrell
                                         President and Chief Executive Officer



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